UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

4D Molecular Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39782	47-3506994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street #455, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 505-2680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FDMT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 24, 2021, 4D Molecular Therapeutics, Inc. (“4DMT” or the “Company”) announced it had received a written notice of termination from F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (“Roche”) of the Company’s Collaboration and License Agreement with Roche, dated as of November 16, 2017 (the “Roche Agreement”).

Under the Roche Agreement, 4DMT granted Roche a license to make, use, import, export and sell products and constructs using 4DMT’s proprietary AAV vectors to treat ophthalmological diseases and disorders, excluding treatment and prevention of cancer and central nervous system conditions (but not retinal nerves) and delivery of DNA-directed RNA interference. Pursuant to the terms of the Roche Agreement, 4DMT and Roche designated 4D-110, for the treatment of choroideremia, as the first collaboration program. Roche requested that 4DMT conclude the Roche-funded 4D-110 trial in advanced choroideremia patients as a result of Roche’s assessment of a change in the risk-benefit profile. Subsequently, Roche informed 4DMT in writing on June 18, 2021 that it exercised its right pursuant to Section 22.2.2 of the Roche Agreement to terminate the Roche Agreement for any reason without cause with 90 days prior notice. The termination will be effective on September 16, 2021 (the “Effective Date”). On the Effective Date, 4DMT will regain full rights to 4D-110.

The foregoing description of the Roche Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement. The Roche Agreement was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 17, 2020.

Item 8.01	Other Events.

On June 24, 2021, 4DMT issued a press release titled “4D Molecular Therapeutics Announces Rare Disease Ophthalmology Product Candidate Portfolio Update, Including Initial Clinical Safety and Tolerability Data for 4D-110 for Choroideremia and 4D-125 for XLRP, and Termination of Roche Collaboration and License Agreement”, announcing the termination of the Roche Agreement and other matters (the “Press Release”). The Press Release, attached as Exhibit 99.1 hereto, is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, the, rights and obligations following termination of the Roche Agreement. In some cases you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to: the impact of COVID-19 on countries or regions in which 4DMT has operations or does business, as well as on the timing and anticipated results of 4DMT’s clinical trials, strategy and future operations; the delay of any current or planned clinical trials for the development of 4DMT’s drug candidates, the risk that the results of its clinical trials, including any initial data therefrom, may not be predictive of future clinical trial results, including those from current and future clinical trials; 4DMT’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of 4DMT’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. 4DMT discusses many of these risks in greater detail under the heading “Risk Factors” contained in its quarterly report on Form 10-Q for the quarter ended March 31, 2021, which is on file with the Securities and Exchange Commission. 4DMT expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1

Press Release, dated June 24, 2021, titled “4D Molecular Therapeutics Announces Rare Disease Ophthalmology Product Candidate Portfolio Update, Including Initial Clinical Safety and Tolerability Data for 4D-110 for Choroideremia and 4D-125 for XLRP, and Termination of Roche Collaboration and License Agreement”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

4D MOLECULAR THERAPEUTICS, INC.

Date: June 25, 2021	By:	/s/ August J. Moretti
August J. Moretti
Chief Financial Officer

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